                                                                     Exhibit 4.4

                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of March 28, 2002 (this "AGREEMENT"), is made by and between U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee under the Indenture (as defined below) and as secured party, for the benefit of the Holders (as defined below), under the Pledge and Security Agreement (as defined below) (together with its successors in such capacities, the "TRUSTEE"), and THE BANK OF NEW YORK, as administrative agent (together with its successors in such capacities, the "ADMINISTRATIVE AGENT") under the Credit Facility Loan Documents (as defined below).

                                    RECITALS
                                    --------

                  WHEREAS, Penton Media, Inc., a Delaware corporation (the "COMPANY"), the Guarantors named therein and the Trustee entered into that certain Indenture, dated as of March 28, 2002 (as it may be amended, restated, extended, supplemented and otherwise modified from time to time, the "INDENTURE"), whereby indebtedness was incurred by the Company and guaranteed by the Guarantors (as defined in the Indenture), which obligations of the Company and the Guarantors are secured by Liens on the Collateral (as defined in the Pledge and Security Agreement (as defined below));

                  WHEREAS, the Company entered into that certain Amended and Restated Credit Agreement, dated as of March 8, 2002, among the Company, the lenders party thereto, Bank of America, N.A., as syndication agent, Bank One, NA and Fleet National Bank, as co-documentation agents, and the Administrative Agent (as it may be amended, restated, extended, supplemented and otherwise modified from time to time, the "CREDIT AGREEMENT"), whereby the lenders party thereto agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit for the account of, the Company in an aggregate principal amount not to exceed $40,000,000 on the effective date thereof, which obligations of the Company are guaranteed by the Guarantors and which obligations of the Company and the Guarantors are secured by Liens on the Collateral in accordance with the Credit Facility Loan Documents (as defined below);

                  WHEREAS, one of the conditions under the Credit Agreement to the Company entering into the Indenture is that the priority of the Liens on the Collateral under the Credit Facility Loan Documents be senior in priority to the Liens on the Collateral under the Indenture Documents (as defined below) in the manner and to the extent provided for in this Agreement;

                  WHEREAS, the Trustee and the Administrative Agent desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective Liens on the Collateral; and

                  WHEREAS, the terms of the Indenture authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

                  WHEREAS, the terms of the Credit Agreement permit the Company and the Guarantors to enter into the Indenture and the other Indenture Documents, and in connection therewith, authorize and direct the Administrative Agent to enter into an intercreditor agreement in the form of this Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "ADMINISTRATIVE AGENT" has the meaning set forth in the preamble.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first-mentioned Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                  "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "CASH MANAGEMENT OBLIGATIONS" means obligations of the Company or any Guarantor, monetary or otherwise, in respect of Cash Management Services rendered to the Company by a Credit Facility Lender or an Affiliate of a Credit Facility Lender to the extent such obligations are secured by the Lien on the Collateral granted to the Administrative Agent pursuant to the Credit Facility Loan Documents.

                  "CASH MANAGEMENT SERVICES" means treasury, depository and other cash management services and/or automated clearing house transfers of funds.

                  "CHANGE OF CONTROL PURCHASE DATE" has the meaning set forth in the Indenture as in effect on the date hereof.

                  "COLLATERAL" has the meaning set forth in the recitals.

                  "COLLATERAL AGREEMENTS" means, collectively, the Pledge and Security Agreement and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Trustee for the benefit of the Holders of the Notes.

                  "COMPANY" has the meaning set forth in the recitals.


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

                  "CREDIT AGREEMENT" has the meaning set forth in the recitals.

                  "CREDIT FACILITY" has the meaning set forth in the Indenture as in effect on the date hereof.

                  "CREDIT FACILITY COLLATERAL DOCUMENTS" means, collectively, the Credit Facility Security Agreement and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral and certain other assets in favor of the Administrative Agent.

                  "CREDIT FACILITY INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Company and the Guarantors to the Administrative Agent and the Credit Facility Lenders (or their Affiliates) arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, indemnities and expenses accruing after the initiation of any Insolvency Proceeding against the Company or any Guarantor (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Administrative Agent and the Credit Facility Lenders (or their Affiliates) in respect of the Collateral in any Insolvency Proceeding against the Company or any Guarantor. For the avoidance of doubt, "Credit Facility Indebtedness" includes Cash Management Obligations to the extent such Cash Management Obligations are included in the definition of "Obligations" in the Credit Agreement.

                  "CREDIT FACILITY LENDERS" means the lender or lenders from time to time party to the Credit Agreement.

                  "CREDIT FACILITY LOAN DOCUMENTS" means the Credit Agreement, the notes delivered pursuant thereto, the guaranties in respect thereof, the Credit Facility Collateral Documents (including the Credit Facility Security Agreement and the Deposit Acccount Control Agreements) and any other agreements, instruments and certificates executed and delivered or issued in connection therewith by any of the Company and the Guarantors and the Interest Rate Protection Agreements, as any or all may be amended, restated, extended, supplemented, renewed or otherwise modified from time to time.

                  "CREDIT FACILITY SECURITY AGREEMENT" means, collectively, the Security Agreement, dated as of September 1, 1999, among the Company, the Subsidiaries of the Company party thereto and the Administrative Agent, as amended by Amendment No. 1, dated as of March 8, 2002, and the Supplemental Security Agreement, dated as of March 8, 2002, among the Company, the Subsidiaries of the Company party thereto and the Administrative Agent, as each may be amended, restated, extended, supplemented or otherwise modified from time to time.

                  "DEPOSIT ACCOUNT CONTROL AGREEMENTS" means the deposit account control agreements executed, or to be executed from time to time, by the Administrative Agent (or Replacement Agent), the Trustee and each depository bank at which a deposit account included in the Collateral is maintained for the purpose of perfecting the Liens of the Trustee and the Administrative Agent (or Replacement Agent) in each such deposit account.

                  "DISQUALIFIED CAPITAL STOCK" means with respect to any Person,
(a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to

91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions; PROVIDED that any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the issuer to repurchase such Disqualified Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that (i) any such repurchases may not be made sooner than 10 days after the Change of Control Purchase Date for the Notes and (ii) such Equity Interests so repurchased are fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts due under the Notes repurchased on such Change of Control Purchase Date, and any Equity Interest not so repurchased shall remain so fully and absolutely subordinated to the Notes not so repurchased.

                  "ENFORCEMENT ACTION" means, with respect to any Party, commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights or remedies as a secured creditor with respect to the Collateral, including (a) commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any other exercise of rights or remedies with respect to the Collateral under the Indenture Documents or the Credit Facility Loan Documents, including the delivery of a Notice of Exclusive Control, (b) notifying any third-party account debtors of the Company or any of its Subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf, or (c) following the commencement of an Insolvency Proceeding against the Company or any Guarantor, as applicable, exercising any rights afforded to secured creditors in a case under Bankruptcy Law with respect to the Collateral or taking any other action under Bankruptcy Law that directly relates to or directly affects any Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                  "ENFORCEMENT EVENT" means the occurrence and continuance of an Event of Default.

                  "ENFORCEMENT EVENT NOTICE" has the meaning set forth in
SECTION 3.2.

                  "ENTITLED PARTY" has the meaning set forth in SECTION 4.1(a).

                  "EQUITY INTERESTS" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

                  "EVENT OF DEFAULT" means any "Event of Default" under any Financing Document and includes any other default under or breach of the Financing Documents that would entitle the Administrative Agent or the Trustee, respectively, to declare any Indebtedness thereunder to be due and payable prior to its stated maturity.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "EXPIRY DATE" has the meaning set forth in SECTION 3.2(b)(i).

                  "FINANCING DOCUMENTS" means the Indenture Documents and the Credit Facility Loan Documents.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which
(i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

                  "FULLY PAID" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations to the extent not then due and payable that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

                  "GAAP" means United States generally accepted accounting principles as in effect on the date hereof as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "HOLDERS" means the holders of the Notes from time to time.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, or (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends); PROVIDED, that (1) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable

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terms of the instrument governing such indebtedness, and (2) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions shall not constitute "Indebtedness." For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the terms hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence.

                  "INDENTURE" has the meaning set forth in the recitals.

                  "INDENTURE DOCUMENTS" means the Indenture, the Notes, the Collateral Agreements (including the Pledge and Security Agreement and the Deposit Account Control Agreements) and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Company or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, extended, supplemented, renewed or otherwise modified from time to time.

                  "INSOLVENCY PROCEEDING" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of any Person, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of such Person.

                  "INTEREST RATE PROTECTION AGREEMENTS" means each interest rate protection agreement or foreign currency exchange protection agreement entered into with a counterparty that was a Credit Facility Lender or an Affiliate of a Credit Facility Lender at the time such interest rate protection or foreign currency exchange protection agreement was entered into.

                  "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "LIEN PRIORITY" means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in SECTIONS 2.1 and 2.2.

                  "MAXIMUM AMOUNT" has the meaning set forth in SECTION 2.1.


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

                  "NOTES" means the 11-7/8% Senior Secured Notes Due 2007 issued by the Company under the Indenture.

                  "NOTICE OF EXCLUSIVE CONTROL" has the meaning set forth in the Deposit Account Control Agreements.

                  "PARTY" means any signatory to this Agreement.

                  "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement, of even date herewith, among the Trustee, the Company and the Guarantors, as amended, restated, extended, supplemented or otherwise modified from time to time.

                  "REPLACEMENT AGENT" means any Person (including a collateral agent or an administrative agent) to whom the Company or the Guarantors may grant Liens in the Collateral in connection with the replacement or refinancing of the Credit Agreement with Indebtedness that is permitted to be incurred under the Credit Facility pursuant to Section 4.11 of the Indenture and to the extent that such Liens are permitted under clause (m) of the definition of "Permitted Indebtedness."

                  "SEC" means the Securities and Exchange Commission.

                  "SECURED LIABILITY" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

                  "STATED MATURITY," when used with respect to any Note, means October 1, 2007.

                  "SUBORDINATED LIEN INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Company and the Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees, indemnities and expenses accruing after the initiation of any Insolvency Proceeding against the Company or any Guarantor (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding against the Company or any Guarantor.

                  "SUBSIDIARY" with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner.

                  "TRIGGER DATE" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of "Trigger Event" occurs, (ii) the date on which an

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Enforcement Event Notice is delivered, and (iii) the final maturity date of the
Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

                  "TRIGGER EVENT" means: (a) the occurrence of an Event of Default, (b) the acceleration of the maturity of the Credit Facility Indebtedness by the Administrative Agent or the Credit Facility Lenders pursuant to the Credit Facility Loan Documents, or (c) the commencement of any action or proceeding by the Administrative Agent or a Credit Facility Lender, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Administrative Agent's or such Credit Facility Lender's rights or remedies under any of the Credit Facility Loan Documents, including (i) commencement of any Enforcement Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Administrative Agent or any Credit Facility Lender; (ii) exercise of any right of set-off; (iii) commencement of any Insolvency Proceeding against the Company or any Guarantor; and (iv) commencement of any judicial action or proceeding against the Company or any Guarantor to recover all or any part of the Credit Facility Indebtedness.

                  "TRUSTEE" has the meaning set forth in the preamble.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  SECTION 1.2 MISCELLANEOUS. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II
                                  LIEN PRIORITY

                  SECTION 2.1 AGREEMENT TO SUBORDINATE LIENS. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Administrative Agent in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of the sum of (i) $40,000,000 (or such greater amount which, at the time of incurrence, is permitted to be incurred under the Credit Facility pursuant to Section 4.11 of the Indenture and to the extent that the Liens securing such Indebtedness are permitted under clause (m) of the definition of "Permitted Indebtedness") in principal amount of Indebtedness outstanding under the Credit Facility Loan Documents (other than any Cash Management Obligations), all related interest, fees, costs, indemnities and expenses, and all obligations under any Interest Rate Protection Agreements, and (ii) $2,000,000 of Cash Management Obligations (the "MAXIMUM AMOUNT"); PROVIDED that the principal amount of Indebtedness in clause (i) above shall be reduced in an amount equal to the amount, if any, that the principal amount of Indebtedness under the Credit Facility is reduced in accordance with Section 4.11(b) of the Indenture following Asset Sales (as defined in the Indenture). The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the

Collateral in favor of the Administrative Agent provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Company or any of the Guarantors, including the Credit Facility Indebtedness.

                  SECTION 2.2 NO CONTEST; WAIVER; EXCLUDED ASSETS. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; PROVIDED that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Each Party hereby waives, to the fullest extent permitted by law: (i) any right (A) under Section 9-608(a)(1) of the Uniform Commercial Code to application of the proceeds of disposition of any Collateral other than as contemplated by this Agreement, (B) to redeem any of the Collateral following foreclosure thereon by the other Party, and (C) to promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations under the Financing Documents, except any notices contemplated by this Agreement, and (ii) any requirement that the Administrative Agent protect, secure, perfect or insure any Lien under any Credit Facility Loan Documents or otherwise or the Collateral or any other property subject thereto or exhaust any right or take any action against the Company or any Guarantor or any Person or any Collateral, except as expressly provided in this Agreement. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a perfected Lien on and the other Party does not (other than any Lien securing Indebtedness to the extent such Lien, or such Indebtedness, or any payment which has been made thereon is subsequently avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding as a result of fraudulent conveyance).

                  SECTION 2.3 EXERCISE OF RIGHTS.

                          (a) The Trustee may exercise, and nothing herein shall
constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding against the Company or any Guarantor; PROVIDED that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and the application of proceeds of Collateral under SECTION 3.4, and (ii) subject to the provisions of SECTIONS 3.1 and 3.2.

                          (b) Notwithstanding any other provision hereof, the
Trustee and the Holders may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

                  SECTION 2.4 PRIORITY OF LIENS. Irrespective of any reason, including the order of recording of financing statements, security agreements or other instruments, or the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                  ARTICLE III
                             ACTIONS OF THE PARTIES

                  SECTION 3.1 LIMITATION ON CERTAIN ACTIONS. Subject to SECTION 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Administrative Agent, take any Enforcement Action.

                  SECTION 3.2 STANDSTILL PERIOD.

                          (a) If an Enforcement Event has occurred and is
continuing, the Trustee, on behalf of the Holders, may give the Administrative Agent written notice thereof (an "ENFORCEMENT EVENT NOTICE") if the Trustee has knowledge thereof.

                          (b) The Trustee may, subject to the Lien Priority and
the application of all proceeds of the Collateral in accordance with SECTION 3.4, take one or more Enforcement Actions so long as:

                              (i) (A) an Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "EXPIRY DATE"); (B) the Administrative Agent has not, on or before the Expiry Date, commenced one or more Enforcement Actions, (C) the Company or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding (or other judicial proceeding preventing or seeking to prevent the Administrative Agent from taking an Enforcement Action with respect to the Collateral), and (D) the Administrative Agent is not the subject of any judicial proceeding preventing or seeking to prevent the Administrative Agent from taking an Enforcement Action with respect to the Collateral; or

                              (ii) (A) the Administrative Agent has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing or engaged in any Enforcement Action, (B) no Insolvency Proceeding (or other judicial proceeding preventing or seeking to prevent the Administrative Agent from taking an Enforcement Action with respect to the Collateral) is pending against the Company or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken, (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, and (D) the Administrative Agent is not the subject of any judicial proceeding preventing or seeking to prevent the Administrative Agent from taking an Enforcement Action with respect to the Collateral.

                          (c) With respect to any deposit account included
in the Collateral that is subject to a Deposit Account Control Agreement, notwithstanding any provision to the contrary in such Deposit Account Control Agreement, the Administrative Agent shall have the sole right to deliver a Notice of Exclusive Control pursuant to such Deposit Account Control Agreement and become the "Notice Party" thereunder until the later of (i) if the Administrative Agent has not commenced any Enforcement Action after the delivery of an Enforcement Event Notice, the Expiry Date, and (ii) if the Administrative Agent has commenced any Enforcement Action after the delivery of an Enforcement Event Notice, such time when the Administrative Agent is no longer pursuing or engaged in any Enforcement Action. If the Administrative Agent delivers a Notice of Exclusive Control with respect to any deposit account subject to a Deposit Account

Control Agreement, at any time following the earlier of (x) the Credit Facility Indebtedness being Fully Paid, and (y) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, or at any earlier time at the Administrative Agent's discretion, the Administrative Agent shall promptly upon written request by the Company or the Trustee deliver a Notice of Termination in accordance with such Deposit Account Control Agreement.

                          (d) Except as expressly provided for in this
Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

                  SECTION 3.3 FORECLOSURE. Any Party taking a permitted Enforcement Action may enforce its Financing Documents independently as to the Company and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Administrative Agent (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Collateral provided by the Company or any Guarantor, or any other property, assets or collateral provided by the Company, any Guarantor or any other Person, and agrees that the Party taking such permitted Enforcement Action may proceed against the Company, any Guarantor, any Collateral or other property, assets or other collateral provided by any of them or by any other Person, in such order and at such times as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted in a commercially reasonable manner in accordance with any applicable law, including Article 9 of the UCC, and (b) the Administrative Agent agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Administrative Agent thereupon promptly shall cease all further Enforcement Actions.

                  SECTION 3.4 DISTRIBUTION. Each Party agrees that upon any distribution as a result of an Enforcement Action or the receipt of any other payment or distribution with respect to the Collateral in connection with the enforcement or realization thereof or in connection with any Insolvency Proceeding relating to the Company or any Guarantor, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

                          (a) FIRST:

                              (i) if the Enforcement Action is taken by the Administrative Agent, to the payment of all reasonable costs and expenses, commissions and taxes of the Administrative Agent incurred in connection with taking any such Enforcement Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Administrative Agent in connection therewith;

                              (ii) if the Enforcement Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Enforcement Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

                          (b) SECOND, to the Administrative Agent, until the
earlier of (i) the Credit Facility Indebtedness being Fully Paid, and (ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

                          (c) THIRD, to the Trustee, until all Subordinated Lien
Indebtedness is Fully Paid; and

                          (d) FOURTH, to the Administrative Agent until all
outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.

                  SECTION 3.5 NOTICE OF CERTAIN EVENTS. Each Party agrees that it will notify the other in writing (a) if it receives actual notice of the occurrence of a Trigger Event under clause (b) or (c) of the definition of "Trigger Event," not later than 30 days after the date of any such occurrence, and (b) prior to its first exercising any remedies with respect to any portion of the Collateral in connection with one or more Events of Default, PROVIDED that, if all such Events of Default are cured or waived, such notice under this clause (b) will be given on each other occasion that remedies are first exercised with respect to one or more other Events of Default. Notwithstanding the foregoing, (x) the Administrative Agent shall not be obligated to provide such prior written notice if the Administrative Agent deems it necessary or advisable to act immediately in order to preserve, protect or obtain possession or control over the Collateral or any portion thereof; PROVIDED that if the Administrative Agent does not provide prior written notice, the Administrative Agent agrees to provide the Trustee with written notice as soon as practicable following the Administrative Agent first exercising remedies with respect to any portion of the Collateral; and (y) no Party shall incur any liability to the other under this SECTION 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

                                   ARTICLE IV
                            ENFORCEMENT OF PRIORITIES

                  SECTION 4.1 IN FURTHERANCE OF LIEN PRIORITIES. Each Party agrees as follows:

                          (a) All payments or distributions of or with respect
to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "ENTITLED PARTY") in accordance with the provisions of SECTION 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

                          (b) After the earlier of (i) the date on which all
Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Administrative Agent and the Credit Facility Lenders will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder or in furtherance thereof; PROVIDED that (x) the Administrative Agent and the Credit Facility Lenders shall not be required to pay over any payment or distribution, execute any instruments or documents or take any other action referred to in this SECTION 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Administrative Agent may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Administrative Agent shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

                          (c) Each Party is hereby authorized to demand specific
performance of this Agreement, whether or not the Company or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                          (d) This Agreement shall continue to be effective or
be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.

                  SECTION 4.2 PERFECTION OF POSSESSORY SECURITY INTERESTS. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest may be perfected by possession or control (including the Equity Interests of any Foreign Subsidiaries), each Party hereby appoints the other Party as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other Party's representative for such limited purpose of perfecting the other Party's security interest by possession or control through a representative, PROVIDED that neither Party shall incur any liability to the other by virtue of acting as the other Party's representative hereunder. In this regard, each Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral, it shall deliver possession or control thereof to the other Party; PROVIDED that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this Section to the extent that such item of Collateral was sold or disposed of in a transaction permitted by the Financing Documents to which such Party is a party or to the extent such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction; PROVIDED FURTHER that if the Administrative Agent is relinquishing possession or control of items of Collateral in connection with the replacement or refinancing of the Credit Agreement with Indebtedness that is permitted to be incurred under the Credit Facility pursuant to Section 4.11 of the Indenture and such Indebtedness is secured by Liens permitted under clause (m) of the definition of "Permitted Indebtedness," the Administrative Agent may deliver such items to the Replacement Agent if such Replacement Agent has entered into an intercreditor agreement substantially in the form of this Agreement in accordance with Section
11.5 of the Indenture.

                  SECTION 4.3 CONTROL OF DISPOSITIONS OF COLLATERAL AND EFFECT THEREOF ON JUNIOR LIENS.

                          (a) Each Party hereby agrees that any collection, sale
or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Administrative Agent shall be free and clear of any Lien of the Trustee in such Collateral; PROVIDED that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with
SECTION 3.4).

                          (b) To the extent reasonably requested by the
Administrative Agent, the Trustee will promptly execute and deliver and otherwise cooperate in providing any necessary or appropriate releases to permit a collection, sale or other disposition of Collateral, as provided in SECTION 4.3(a), by the Administrative Agent therein free and clear of the Trustee's junior Lien.

                                   ARTICLE V
                                  MISCELLANEOUS

                  SECTION 5.1 RIGHTS OF SUBROGATION. The Trustee agrees that no payment or distribution received by the Trustee on account of the Subordinated Indebtedness, which payment is applied against the Subordinated Indebtedness and is paid over to the Administrative Agent or a Credit Facility Lender pursuant to
Section 4.1, shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

                  SECTION 5.2 FURTHER ASSURANCES. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; PROVIDED that no Party shall be required to pay over any payment or distribution, execute any instruments or documents or take any other action referred to in this SECTION 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this SECTION 5.2.

                  SECTION 5.3 DEFENSES SIMILAR TO SURETYSHIP DEFENSES. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

                          (a) any change in the time, manner or place of payment
of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; PROVIDED that this SECTION 5.3(a) shall not apply to, and the Trustee's Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Administrative Agent's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

                          (b) any exchange, release, non-enforcement or
non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

                          (c) any failure by any Party to marshal assets in
favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

                   SECTION 5.4 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, subject to any consent required in accordance with Article IX of the Indenture.

                   SECTION 5.5 ADDRESSES FOR NOTICES. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

                   U.S. Bank National Association
                   180 East Fifth Street
                   St. Paul, Minnesota  55101
                   Facsimile:  (651) 244-0711
                   Attention:  Corporate Trust  Services

and if to the Administrative Agent, mailed, sent by facsimile or delivered to it at the following address:

                   The Bank of New York
                   One Wall Street
                   New York, New York  10286
                   Facsimile:  (212) 635-6365
                   Attention:  Renee Dudley

                   and

                   Facsimile:  (212) 635-8593
                   Attention:  Kristen Talaber

with copies to the Company, mailed, sent by facsimile or delivered to them at the following address:

                   Penton Media, Inc.
                   1300 East Ninth Street
                   Cleveland, Ohio  44114
                   Facsimile:  (216) 931-9891
                   Attention:  Joseph NeCastro

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
SECTION 5.5. All such demands, notices and other communications shall be effective on the date of receipt.

                   SECTION 5.6 NO WAIVER OF REMEDIES. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   SECTION 5.7 TERMINATION OF AGREEMENT. This Agreement shall
(a) be binding upon the Parties and their successors and assigns (including the Credit Facility Lenders); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being Fully Paid; PROVIDED that the obligations of the Parties under SECTIONS 4.1 and 5.2 shall survive this Agreement. In the event that the Credit Agreement is replaced or refinanced prior to the Subordinated Lien Indebtedness being Fully Paid with Indebtedness that is permitted to be incurred under the Credit Facility pursuant to Section 4.11 of the Indenture and such Indebtedness is secured by Liens permitted under clause (m) of the definition of "Permitted Indebtedness, the Trustee shall upon request of the Company enter into an intercreditor agreement substantially in the form of this Agreement with the Replacement Agent as provided in Section 11.5 of the Indenture.

                   SECTION 5.8 GOVERNING LAW; ENTIRE AGREEMENT. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                   SECTION 5.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart (including counterparts delivered by facsimile) will be deemed to be an original, and all together shall constitute one and the same document.

                   SECTION 5.10 NO THIRD PARTY BENEFICIARY. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Administrative Agent, the Credit Facility Lenders and the Holders). No other Person (including the Company, any Guarantor or any Subsidiary or Affiliate of the Company) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

                   SECTION 5.11 HEADINGS. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                   SECTION 5.12 SEVERABILITY. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

                   SECTION 5.13 TRUSTEE STATUS. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). The Trustee shall not have any duties, obligations or responsibilities to the Administrative Agent or the Credit Facility Lenders under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Company, any Guarantor or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Company and the Guarantors expressly agree that as between them and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Company or of the Administrative Agent; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Company or counsel to the Administrative Agent, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice or other document believed by it in good faith to be genuine and presented by the proper Person.

                   SECTION 5.14 ADMINISTRATIVE AGENT STATUS. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Administrative Agent are made solely in its capacity as administrative agent and secured party under the Credit Facility Loan Documents (and not in its individual commercial capacity, except to the extent that it is or becomes a Credit Facility Lender). The Administrative Agent shall not have any duties, obligations or responsibilities to the Trustee or any Holder under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Administrative Agent, with respect to the Company, any Guarantor or any holder of any Credit Facility Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Credit Facility Loan Documents, and, by their acknowledgment hereof, the Company and the Guarantors expressly agree that as between them and the Administrative Agent, the Administrative Agent shall have such benefit with respect to all actions or omissions by the Administrative Agent pursuant to this Agreement. For all purposes of this Agreement, the Administrative Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Administrative Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Company or of the Trustee; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Company or counsel to the Trustee, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice or other document believed by it in good faith to be genuine and presented by the proper Person.

      [remainder of page intentionally left blank; signature page follows]

                  IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first above written.



                                   ADMINISTRATIVE AGENT:

                                   THE BANK OF NEW YORK, as Administrative Agent


                                   By:       /s/ Kristen E. Talabar
                                            -------------------------------
                                            Name: Kristen E. Talabar
                                            Title: Vice President


                                   TRUSTEE:

                                   U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                   By:       /s/ Frank P. Leslie III
                                            -------------------------------
                                            Name: Frank P. Leslie III
                                            Title: Vice President

                                 ACKNOWLEDGMENT

                  Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.

Dated as of March 28, 2002.

                                     COMPANY:

                                     PENTON MEDIA, INC.


                                     By:       /s/ Thomas L. Kemp
                                              -------------------------------
                                              Name: Thomas L. Kemp
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer


                                     GUARANTORS:

                                     DONOHUE MEEHAN PUBLISHING COMPANY
                                     INTERNET WORLD MEDIA, INC.
                                     ONE, INC.
                                     BOARDWATCH, INCORPORATED
                                     PENTON INTERNET, INC.
                                     STREAMING MEDIA, INC.
                                     DUKE INVESTMENTS, INC.
                                     DUKE COMMUNICATIONS INTERNATIONAL, INC.
                                     PTS DELAWARE, INC.
                                     TECH CONFERENCES, INCORPORATED
                                     HEALTHWELL.COM, INC.


                                     By:       /s/ Joseph G. NeCastro
                                              -------------------------------
                                              Name: Joseph G. NeCastro
                                              Title: Treasurer


                                     STARDUST.COM



                                     By:       /s/ Joseph G. NeCastro
                                              -------------------------------
                                              Name: Joseph G. NeCastro
                                              Title: Chief Financial Officer